EXHIBIT 10(J)





                        AMENDMENT TWO
                dated as of December 31, 1993
                             to
                      CREDIT AGREEMENT
                dated as of September 4, 1992

                            among

                  Curtice-Burns Foods, Inc.

                             and

               The Chase Manhattan Bank, N.A.
                 The Northern Trust Company
           Manufacturers and Traders Trust Company
          First Interstate Bank of Washington, N.A.
                  Daiwa Bank Trust Company
              National Westminster Bank U.S.A.

                             and

          The Chase Manhattan Bank, N.A., as Agent

                     TABLE OF CONTENTS

                                                         Page
Section 1.   Defined Terms . . . . . . . . . . . . . . .  1

Section 2.   Amendment . . . . . . . . . . . . . . . . .  1

Section 3.   Conditions. . . . . . . . . . . . . . . . . 12

Section 4.   Reference to and Effect on Loan Documents . 13

Section 5.   Cost and Expense. . . . . . . . . . . . . . 14

Section 6.   Governing Law . . . . . . . . . . . . . . . 14

Section 9.   Headings. . . . . . . . . . . . . . . . . . 14

Section 10.  Execution in Counterparts . . . . . . . . . 14

                     AMENDMENT TWO TO
                      CREDIT AGREEMENT



     This Amendment is dated as of December 31, 1993 is made by and among CURTICE-BURNS FOODS, INC., a New York corporation with its principal office located at 90 Linden Place, Rochester, New York 14625 (the 'Borrower'), the following banks which are signatories hereto: The Chase Manhattan Bank, N.A. (as successor by merger to Chase Lincoln First Bank, N.A.), The Northern Trust Company, Manufacturers and Traders Trust Company, First Interstate Bank of Washington, N.A., Daiwa Bank Trust Company, National Westminster Bank U.S.A. (collectively, the 'Banks'), and The Chase Manhattan Bank, N.A. in its capacity as agent for the Banks hereunder (the 'Agent').

                  Statement of the Premises

     The Borrower, the Banks and the Agent previously entered into a Credit Agreement dated as of September 4, 1992 and an Amendment One thereto dated as of September 1, 1993 (collectively, the 'Credit Agreement'). The Borrower has requested that the Banks extend the Expiration Date of the Credit Agreement to December 30, 1994, reduce the total credit available thereunder to $40,000,000, amend certain covenants in the Credit Agreement, and amend certain covenants in the 'Pro-Fac Guaranty' (as defined in the Credit Agreement). The Banks are willing to do so upon certain conditions.

                 Statement of Consideration

     Accordingly, in consideration of the premises and under the authority of
Section 5-1103 of the New York General Obligations Law, the Borrower, the Banks and the Agent agree as follows.

                          Agreement

     1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     2. Amendment. Effective as of December 31, 1993 upon the satisfaction of all conditions specified in Section 4 hereof, the Credit Agreement is hereby amended as follows:

          2.1 Section 1.1 of the Credit Agreement is amended by changing the definitions of 'Collateral', 'Commitments', 'Consolidated Assets', 'Consolidated Current Liabilities', 'Consolidated Net Worth', 'Consolidated Tangible Net Worth', 'EBIT', 'EBITDA', Expiration Date', 'Fiscal Quarter', 'Fiscal Year', 'Loan Documents', 'Net Income', 'Qualified Account', 'Security Agreements' and 'Security Documents' to read in their entirety as follows:

          'Collateral' has the same meaning as defined for such term in the Security Agreements.

          'Commitments' means the obligations of each of the Banks to make Loans in an aggregate principal amount at any one time up to the following amounts in respect of each Bank or such lesser amount to which such amount shall have been reduced pursuant to this Agreement, and 'Commitment' shall mean any one of the Commitments:

         Bank                              Commitment Amount
         ----                              -----------------
The Chase Manhattan Bank, N.A.                 $11,111,000
National Westminster Bank U.S.A.               $ 8,148,000
The Northern Trust Company.                    $ 8,148,000
First Interstate Bank of Washington, N.A.      $ 5,185,000
Daiwa Bank Trust Company                       $ 3,704,000
Manufacturers and Traders Trust Company        $ 3,704,000

          'Consolidated Assets' means, in respect of a Person, all items which in accordance with GAAP would be included in determining total assets of such Person and its Subsidiaries (if any) on a consolidated basis on the asset side of a balance sheet as at the date on which Consolidated Assets are to be determined after eliminating inter-company items.

          'Consolidated Current Liabilities' means, in respect of a Person, all Indebtedness of such Person and its Subsidiaries (if any) which should, in accordance with GAAP, be classified as current liabilities after eliminating inter-company items.

          'Consolidated Net Worth' means, in respect of a Person, the consolidated stockholders' equity in such Person and its Subsidiaries (if any) determined in accordance with GAAP

       (including any deduction therefrom for treasury stock).

          'Consolidated Tangible Net Worth' means, in respect of a Person, the consolidated stockholders' equity in such Person and its Subsidiaries (if any) determined in accordance with GAAP, except that there shall be deducted therefrom all intangible assets (other than leasehold improvements) of such Person and its Subsidiaries, such as organization costs, unamortized debt discount and expense, goodwill, patents, trademarks, copyrights, contractual franchises, and research and development expenses (and including any deduction therefrom for treasury stock), and except (i) that the Restructuring Charge (FY 1993) shall be disregarded and shall not be deemed to reduce the value of such Person's Consolidated Tangible Net Worth, and (ii) the Net Gain On Non-Recurring Sales (FY 1994) shall be disregarded and shall not be deemed to increase the value of such Person's Consolidated Tangible Net Worth.

          'EBIT' means for any fiscal period and in respect of any Person the sum of (i) the Net Income of such Person, plus
       (ii) the Interest Expense of such Person for such period, and
       (iii) the income tax expense of such Person for such period.

          'EBITDA' means for any fiscal period and in respect of any Person the sum of (i) the Net Income of such Person, plus (ii) the Interest Expense of such Person for such period, (iii) the income tax expense of such Person for such period, (iv) the amount reported as the depreciation of the assets of such Person for such period and computed in accordance with GAAP and as such item is used in the computation of such Person's Net Income for such period, and (v) the Amortization of Intangibles for such Person during such period.

          'Expiration Date' means the earlier of (1) December 30,
       1994, or (ii) the maturity, expiration or termination of the Springfield Seasonal Loans.

          'Fiscal Quarter' means each fiscal quarter-year period of the Borrower.

          'Fiscal Year' means the fiscal year period of the Borrower.

          'Loan Documents' means this Credit Agreement, the
       Notes, the Pro-Fac Guaranty, the Security Agreements,  the
       Subsidiaries Guaranty and the Intercreditor Agreement.

          'Net Income' means, in respect of a Person, the net income of such Person computed in accordance with GAAP and as such item is reported from time to time on such Person's statement of income and retained earnings (or similar statement) (after deduction for payment of all taxes) except that the following items shall be disregarded and shall not be deemed to reduce the amount of Net Income:
       (i) the Restructuring Charge (FY 1993), (ii) up to $500,000 of the non-cash deferred tax adjustment as such item appears on the Borrower's or Pro-Fac's Consolidated Statement of Income and Retained Earnings for the Fiscal Year ending June 25, 1994, and (iii) the Net Gain On Non-Recurring Sales (FY 1994).

          'Qualified Account' means an account owing to Borrower or Pro-Fac now existing or hereafter arising, which account met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

          (i)The account is due and payable in full within 30 days, and not more than 90 days have elapsed since the due date of the invoice;

         (ii) The account arose from the sale of goods or from the performance of services by Borrower or Pro-Fac and the Account is evidenced by such agreements, invoices, shipping documents, or other instruments ordinarily used in the trade as shall be reasonably satisfactory to the Controlling Banks; and no return, rejection or repossession has occurred;

        (iii) The account is not subject to any assignment, claim, lien, or security interest other than those granted to the Banks or to Springfield and permitted under Subsection 10.1.5 hereof;

         (iv) No information has come to the attention of the Borrower or Pro-Fac to indicate that the account is not a valid and legally enforceable obligation of the account debtor or that it is subject to credit, allowance, defense, offset, counterclaim or adjustment by the account debtor, other than any discount allowed for prompt payment;

          (v) The account arose in the ordinary course of business of Borrower or Pro-Fac and no notice of the bankruptcy, insolvency, failure, or suspension or termination of business of the account debtor has been received by Borrower or Pro-Fac;

         (vi) The account debtor is not an Affiliate of Borrower or Pro-Fac;

        (vii) The account otherwise conforms to all representations, warranties and other applicable provisions of this Agreement; and

       (viii) The Controlling Banks, in their reasonable business judgment and for reasons that are customary in the commercial finance industry, have not deemed the account or account debtor unsatisfactory;

         (ix) An account where the account debtor is also a supplier of goods or services to Borrower or Pro-Fac shall only be included to the extent that the value of the account exceeds Borrower's or Pro-Fac's Indebtedness to that account debtor; and

         (ix) PROVIDED FURTHER THAT if 50% or more of the total account due to Borrower or Pro-Fac from any account debtor does not comply with the above specifications for a Qualified Account, then no part of such account shall be included as a Qualified Account.

          'Security Agreements' means the separate Security Agreements granted by the Borrower and Pro-Fac to the Banks and the Agent, together with the Trademark Collateral Assignment and Security Agreement granted by the Borrower to the Banks and the Agent, all dated as of September 1, 1993, the Further Agreement, and the Subsidiaries Security Agreement.

          'Security Documents' means the Security Agreements and all UCC-
     1 Financing Statements and all other ancillary documents related thereto and the Pro-Fac Guaranty and the Subsidiaries Guaranty.

     2.2 Section 1.1 of the Credit Agreement is amended by adding definitions thereto of 'Curtice-Burns Net Gain On Non-Recurring Sales (FY 1994)', 'Further Agreement', 'Included Asset Sale Proceeds', 'Included Subsidiaries', 'Net Gain On Non-Recurring Sales (FY 1994)', 'Pro-Fac Net Gain On Non-

Recurring Sales (FY 1994)', 'Subsidiaries Guaranty', and 'Subsidiaries Security Agreement' as follows:

          'Curtice-Burns Net Gain On Non-Recurring Sales (FY 1994)' means the increase (after related transaction expenses and elimination of intercompany items) in the Net Income and Net Worth of the Borrower resulting from the sale of the National Oats Division and the Hiland Potato Chip Division, calculated in accordance with the terms of the Integrated Agreement.

          'Further Agreement' means the Further Agreement dated as of December 1, 1993 by the Borrower and Pro-Fac to the Banks and the Agent.

          'Included Asset Sale Proceeds' means all Asset Sale Proceeds other than those derived from the sale of the Hiland Potato Chip Division, the Meat-Snack Division or the National Oats Division.

          'Included Subsidiaries' means the following subsidiaries of the Borrower and Pro-Fac: Curtice-Burns Express, Inc., Finger Lakes Packaging Company, Inc., Kennedy Endeavors, Incorporated, Curtice Burns Meat Snacks, Inc., Nalley's Canada Limited, Quality Snax of Maryland, Inc., Seasonal Employers, Inc., Husman Snack Foods Company, Inc., and Pro-Fac Holding Co. of Iowa, Inc.

          'Net Gain On Non-Recurring Sales (FY 1994)' means either the Curtice Burns Net Gain On Non-Recurring Sales (FY 1994) or the Pro-Fac Net Gain On Non-Recurring Sales

     (FY 1994) as applicable in the context in which the term is used.

          'Pro-Fac Net Gain On Non-Recurring Sales (FY 1994)' means the increase (after related transaction expenses and elimination of intercompany items) in the Net Income and Net Worth of Pro-Fac resulting from the sale of the National Oats Division and the Hiland Potato Chip Division, calculated in accordance with the terms of the Integrated Agreement.

          'Subsidiaries Guaranty' means the Guaranty Agreement granted to the Banks and the Agent by the Included Subsidiaries.

          'Subsidiaries Security Agreement' means the Security Agreement granted to the Banks and the Agent by the Included Subsidiaries.

          2.3  Sections 2.2.2, 3.3.2, 9.11, 9.12, 9.13, 9.14, 9.15, 9.16, 9.17,
     9.18, 9.19, 9.20, 9.21, 10.1, 10.2, and 10.11 of the Credit Agreement are
     hereby amended to read in their entirety, as follows:

          2.2.2 The amount of the Commitment of each Bank shall be automatically reduced by the amount of Included Asset Sale Proceeds paid or payable to such Bank in the event that Included Asset Sale Proceeds shall equal or exceed $10,000,000 in the aggregate from the Effective Date through the Expiration Date.

          3.3.2 All Asset Sale Proceeds shall be applied pursuant to and under the provisions of Section 5 of the Intercreditor Agreement.

          9.11 Combined Working Capital. Maintain the Combined Working Capital at not less than the following minimum amounts at all times during the following periods:

             Minimum Amount             Period
             --------------             ------
              $85,000,000        12/26/93  thru  3/26/94
              $85,000,000         3/27/94  thru  6/25/94
              $85,000,000         6/26/94  thru  9/24/94
              $90,000,000         9/25/94  thru  12/24/94

          9.12 Combined Current Ratio. Maintain the ratio of the Combined Current Assets to Combined Current Liabilities at not less than the following minimum ratios at any time during the following periods:

             Minimum Ratio              Period
             -------------              ------
             1.35 to 1.00        12/26/93  thru  3/26/94
             1.35 to 1.00         3/27/94  thru  6/25/94
             1.30 to 1.00         6/26/94  thru  9/24/94
             1.35 to 1.00         9/25/94  thru  12/24/94

          9.13 Percentage of Combined Net Worth to Combined Assets. Maintain the percentage of the Combined Net Worth in relation to the Combined Assets at not less than the following minimum percentages at any time during the following periods:

             Minimum Percentage           Period
             ------------------           ------
                    34%            12/26/93  thru  3/26/94
                    34%             3/27/94  thru  6/25/94
                    34%             6/26/94  thru  9/24/94
                    34%             9/25/94  thru  12/24/94

          9.14 Percentage of Combined Funded Indebtedness to Combined
     Net Worth.  Maintain the percentage of the Combined Funded
     Indebtedness in relation to the Combined Net Worth at not more than the following maximum percentages at any time during the following periods:

             Maximum Percentage           Period
             ------------------           ------
                    85%            12/26/93  thru  3/26/94
                    80%            3/27/94   thru  6/25/94
                    80%            6/26/94   thru  9/24/94
                    70%            9/25/94   thru  12/24/94

          9.15 Combined Fixed Charges Coverage Ratio. The Borrower will maintain the ratio of Combined EBITDA in relation to Combined Fixed Charges at not less than the following minimum ratios for the periods comprised of the four Fiscal Quarters preceding and ending on the following Fiscal Quarter end dates of the Borrower:

             Minimum Ratio      Fiscal Quarter End Date
             -------------      -----------------------
             1.00 to 1.00                3/26/94
             1.00 to 1.00                6/25/94
             1.00 to 1.00                9/24/94
             1.00 to 1.00               12/24/94

          9.16 Combined Interest Coverage Ratio. The Borrower will maintain the ratio of Combined EBIT in relation to Combined Interest Expense at not less than the following minimum ratios for the periods comprised of the four Fiscal Quarters preceding and ending on the following Fiscal Quarter end dates of the Borrower:

             Minimum Ratio      Fiscal Quarter End Date
             -------------      -----------------------
             2.75 to 1.00                3/26/94
             2.85 to 1.00                6/25/94
             2.90 to 1.00                9/24/94
             2.90 to 1.00               12/24/94

          9.17 Borrower's Working Capital. Maintain its Consolidated Working Capital at not less than the following minimum amounts at all times during the following periods:

             Minimum Amount             Period
             --------------             ------
               $85,000,000       12/26/93  thru  3/26/94
               $85,000,000        3/27/94  thru  6/25/94
               $85,000,000        6/26/94  thru  9/24/94
               $90,000,000        9/25/94  thru  12/24/94

                              13

          9.18 Borrower's Tangible Net Worth. Maintain its Consolidated Tangible Net Worth at not less than the following minimum amounts at all times during the following periods:

             Minimum Amount             Period
             --------------             ------
               $54,000,000       12/26/93  thru  3/26/94
               $54,000,000        3/27/94  thru  6/25/94
               $54,000,000        6/26/94  thru  9/24/94
               $57,000,000        9/25/94  thru  12/24/94

          9.19 Borrower's Interest Coverage Ratio. The Borrower will maintain the ratio of its Consolidated EBIT in relation to its Consolidated Interest Expense at not less than the following minimum ratios for the periods comprised of the four Fiscal Quarters preceding and ending on the following Fiscal Quarter end dates of the Borrower:

             Minimum Ratio       Fiscal Quarter End Date
             -------------       -----------------------
             1.5 to 1.00                 3/26/94
             1.6 to 1.00                 6/25/94
             1.6 to 1.00                 9/24/94
             1.5 to 1.00                12/24/94

          9.20 Borrower's Net Income. Earn at least the following minimum amounts as Consolidated Net Income for the following periods:

             Minimum Amount             Period
             --------------             ------

                              14

              $4,700,000         6/26/93   thru   3/26/94
              $6,100,000         6/26/93   thru   6/25/94
              $1,450,000         6/26/94   thru   9/24/94
              $4,300,000         6/26/94   thru  12/24/94

          9.21 Annual Debt Reduction Periods.  Maintain and cause
     Pro-Fac to maintain in a fully paid status at the same time and in the aggregate all Indebtedness of the Borrower which is or could be outstanding under this Credit Agreement and all Consolidated Current Liabilities of Pro-Fac which is or could be outstanding under the Springfield Loan Agreements for a period of at least fifteen (15) consecutive days at any time during the months of June and July of 1994, except and provided for Consolidated Current Liabilities of Pro-Fac under the Springfield Credit Agreements in an aggregate principal amount not to exceed $10,000,000 during such fifteen-day period.

          10.1 Liens and Encumbrances. Create, assume, incur or suffer to be created, assumed or incurred or to exist or permit any Subsidiary to create, assume, incur, or suffer to be created, assumed or incurred or to exist, any mortgage, Lien, security interest, pledge or charge of any kind upon any Property or assets, real or personal, tangible or intangible, or transfer or permit any Subsidiary to transfer any such Property or assets for the purpose of subjecting the same to the payment of any obligations in priority to payment of its general creditors, except:

              10.1.1 Encumbrances, Liens, pledges or deposits in favor of such Bank, and Liens described in clauses (i) through (viii) of Section
     8.8 hereof;

               10.1.2 Pro-Fac Capital Leases (as such item is reported on the Borrower's consolidated balance sheet from time to time) and other Consolidated Capital Lease Obligations not exceeding $4,000,000;

               10.1.3  Purchase money security interests securing
     Indebtedness not exceeding an aggregate principal amount of $3,000,000;
     and

               10.1.4  The Security Agreements.

               10.1.5 Liens granted to Springfield in (i) the Fixed Assets and all property of the Borrower which is ancillary to Fixed Assets and on which a Lien is customarily granted in conjunction with a Lien on Fixed Assets, and (ii) the Collateral.

     10.2 Stock Dividends.  Except as hereinafter provided:

          (i) declare any Dividends, either in cash or property, on any class of its stock (except dividends payable solely in common stock or rights, options or warrants therein); or

         (ii) directly, or indirectly through any Subsidiary or otherwise, purchase, redeem or retire any of its stock or any warrants, rights or options to purchase or otherwise acquire any shares of its stock of any class (except through the issuance of common stock or any rights, options or warrants therein); or

         (iii) make any other distribution, either directly or indirectly, through any Subsidiary or otherwise, in respect of its stock (other than distributions of common stock or any rights, options or warrants therein)

     (such declarations, purchases, redemptions or retirements of stock or warrants, rights or options to purchase or otherwise acquire any shares of its stock, herein collectively called 'Restricted Payments'), if after giving effect thereto the aggregate amount of Restricted Payments declared in the case of dividends and made in the case of all other Restricted Payments during the period from and after the December 31, 1993 to and including the Expiration Date the Restricted Payment in question would exceed any of the following amounts: (A) $1,600,000 during any Fiscal Quarter, and (B) the Net Income of the Borrower (cumulative) plus Curtice-Burns Net Gain On Non-Recurring Sales (FY 1994) for the four Fiscal Quarters ended September 23, 1994.

          10.11 Springfield Loan Agreements. The Borrower shall not make or permit to be made any material amendment or modification to any of the Springfield Loan Agreements or to create any additional Springfield Loan Agreements other than security agreements, mortgages or similar documents which are subject to the Intercreditor

     Agreement. The Borrower agrees to deliver to each of the Lenders copies of all such amendments, modifications and additional Springfield Loan Agreements promptly upon the creation of any thereof.

     2.4 A new Section 10.12 is hereby added to the Credit Agreement, as follows:

          10.12 Sale of Class B Stock. Permit the sale of substantially all of the Class B Common Stock of the Borrower to any Person without the prior consent of the Controlling Banks.

     2.5 Section 13.5 of the Credit Agreement is hereby amended to read in its entirety, as follows:

          13.5 Successors and Assigns.

               13.5.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that (i) without the prior consent of each Bank, the Borrower may not assign its rights or obligations hereunder or under the Notes, and (ii) subject to the provisions of Section 13.5.2 below, each Bank may assign or sell participations in a part of any Loan or Loans made by it (x) to any Affiliate of such Bank, and (y) to any other Person only with the prior consent of the Borrower (which shall not be unreasonably withheld); provided that, (i) any such partial assignment shall be in an amount at least equal to $3,000,000; (ii) each such partial assignment shall be made after the Closing Date; and (iii) immediately after giving effect to any such assignment such assignor Bank shall continue to hold for its own account and in its own name as unused Commitment and Loans in a principal amount which shall total an aggregate amount of not less than $3,000,000. Upon execution and delivery by the assignee to the Borrower and the Agent of an instrument in writing pursuant to which such assignee agrees to become a 'Bank' hereunder (if not already a Bank) having the Commitment(s) and Loans specified in such instrument, and upon consent thereto by the Borrower and the Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Borrower and the Agent, to the extent required above), the obligations, rights and benefits of a Bank hereunder holding the Commitment(s) and Loans, (or portions thereof) assigned to it (in addition to the Commitment(s) and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned.

     3. Conditions of Effectiveness. This Amendment Two shall become effective when and only when the Banks shall have received counterparts of this Amendment Two executed by the Borrower and the Banks, and the Banks shall have additionally received all the following documents, each document being executed by the other parties thereto, in full force and effect, and in form and substance satisfactory to the Banks and their counsel.

          3.1 Further Agreement. The Further Agreement executed by the Borrower and Pro-Fac.

          3.2 Subsidiaries Security Agreements. The Subsidiaries Security Agreement executed by the Included Subsidiaries.

          3.3 Subsidiaries Guaranty. The Subsidiaries Guaranty executed by the Included Subsidiaries.

          3.4 Amendment Two to Guaranty. Amendment Two to the Pro-Fac Guaranty executed by Pro-Fac and the Banks.

          3.5  Resolutions.  Certified copies of the resolutions:

               3.5.1 of the Board of Directors of the Borrower approving
                    this Amendment Two;

               3.5.2 of the Board of Directors of Pro-Fac approving
                    Amendment Two to the Pro-Fac Guaranty; and

               3.5.3 of the Board of Directors of each of the Included
                    Subsidiaries approving the Subsidiaries Security Agreement and Subsidiaries Guaranty Agreement.

          3.6 Shareholders' Consents. Certified copies of the written consents of all of the shareholders of each of the Included Subsidiaries consenting to the Subsidiaries Security Agreement and the Subsidiaries Guaranty.

          3.6 Opinions of Counsel. An opinion of counsel to the Borrower and to Pro-Fac in substantially the form annexed hereto as Exhibit 1 and an opinion of counsel to each of the Included Subsidiaries in substantially the form annexed hereto as Exhibit 2, excluding Pro-Fac Holding Company of Iowa.

          3.7 Other Loan or Note Agreements. Copies of all of the Springfield Loan Agreements and all loan or note agreements between the Borrower and Teachers Insurance and Annuity Association of America ('Teachers') in effect as of December 31, 1993 and certified as being true copies by the chief financial officer of the Borrower.

          3.8 Consent to Subsidiaries Security Agreement and Subsidiaries Guaranty. Consents and waivers by all necessary persons, if any, who have a binding contractual restriction against the Borrower or Pro-Fac or any of the Included Subsidiaries which prohibits the granting of the Subsidiaries Security Agreement or the Subsidiaries Guaranty, whereby each such person shall consent to the Subsidiaries Security Agreement and the Subsidiaries Guaranty and shall waive all covenants in its contracts with the Borrower and Pro-Fac or any of the Included Subsidiaries which would prohibit the granting of the Subsidiaries Security Agreement and the Subsidiaries Guaranty, and such consent and waiver shall not be conditioned upon any requirement that the Banks share the Collateral with such persons (unless and until all indebtedness of the Borrower and Pro-Fac to the Banks shall have been paid in full).

     4.   Reference to and Effect on Loan Documents.

          4.1 Upon the effectiveness hereof, each reference in the Credit Agreement to 'this Agreement', 'hereunder',

'hereof', 'herein', or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

          4.2 Except as specifically amended above, the Credit Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          4.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Banks or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, including without limitation any provision of any Loan Document in respect of which the Borrower is currently not in compliance (the 'Noncompliance'), including any Noncompliance which has been disclosed to the Banks or of which the Banks are deemed to be charged with notice.

     5. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Banks in connection with the preparation, execution and delivery of this Amendment and the other documents related hereto, including the fees and out-of-pocket expenses of counsel for the Banks.

     6. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.

     7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all or which taken together shall constitute but one and the same instrument.

                 THE REMAINDER OF THIS PAGE
              HAS BEEN LEFT BLANK INTENTIONALLY

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective representatives thereunto duly authorized, as of the date first above written.

                              CURTICE-BURNS FOODS, INC.


                              By:------------------------------
                                      William D. Rice
                              Title:  Senior Vice President and
                                      Chief Financial Officer


                              THE CHASE MANHATTAN BANK, N.A.


                              By:------------------------------
                                     Benedict A. Smith
                              Its:   Vice President

                              NATIONAL WESTMINSTER BANK U.S.A.

                              By:-----------------------------
                                     Charles F. Houghton, Jr.
                              Its:   Vice President

                              THE NORTHERN TRUST COMPANY



                              By:-----------------------------
                                      John F. Ball, Jr.
                              Its:    Vice President


                              FIRST INTERSTATE BANK OF
                              WASHINGTON, N.A.


                              By:-----------------------------
                                      Susan J. Hendrixson
                              Its:    Vice President


                              DAIWA BANK TRUST COMPANY


                              By:-----------------------------
                                      Masafumi Asai
                              Its:    Second Vice President


                              MANUFACTURERS AND TRADERS
                              TRUST COMPANY


                              By:-----------------------------
                                      Thomas K. Arcuri
                              Its:    Assistant Vice President


                              THE CHASE MANHATTAN BANK, N.A.,

                                AS AGENT


                              By:-----------------------------
                                      Benedict A. Smith
                              Its:    Vice President

                          EXHIBIT 1

                 Form of Opinion of Counsel



To the Banks and the Agent
Listed on Schedule A to this
Opinion


Greetings:

        We have acted as counsel to Curtice-Burns Foods, Inc. (the
'Borrower') and Pro-Fac Cooperative, Inc. ('Pro-Fac') in connection with the Amendment Two, dated as of December 31, 1993 (the 'Credit Agreement Amendment') amending the Credit Agreement dated as of September 4, 1992
(the 'Credit Agreement') among the Borrower, the Banks signatory thereto as lenders (the 'Banks'), and The Chase Manhattan Bank, N.A., as Agent, providing for Loans to be made by the Banks to the Borrower, and in connection with Amendment Two dated as of December 31, 1993 (the 'Pro-Fac Guaranty
Amendment') amending the Guaranty granted by Pro-Fac to the Banks and the Agent dated September 4, 1992 (the 'Pro-Fac Guaranty'). Terms defined in the Credit Agreement are used herein as defined therein.

        In this connection, we have reviewed the Credit Agreement
Amendment, the Guaranty Amendment, the Further Agreement dated as of December __, 1993 granted by the Borrower and Pro-Fac to the Banks and the Agent (the 'Further Agreement'), and the closing documents referred to in all of the foregoing. As to various questions of fact material to our opinion, we have relied upon certificates of officers of the Borrower and Pro-Fac. We have also examined the originals or conformed copies of such corporate records, agreements and instruments of the Borrower and Pro-Fac, certificates of public officials and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed.

        Based upon the foregoing, we are of the opinion that:

      1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York.

      2. Pro-Fac is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. Pro-Fac has the necessary corporate power to carry on its business as now being conducted.

      3. The execution, delivery and performance by the Borrower of the Credit Agreement Amendment and the Further Agreement have been duly authorized by all necessary corporate action (no action by the stockholders of the Borrower being required by law, by the charter or by-laws of the Borrower or otherwise), and do not violate any provision of law or regulation or any provision of the charter or by-laws of the Borrower or result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien (other than pursuant to and under the Loan Documents as defined in the Credit Agreement) upon any of its properties, revenues or assets pursuant to, any material indenture or other material agreement or instrument to which the Borrower is a party or by which the Borrower or its Properties may be bound and which is known to us after duly diligent inquiry.

      4.     The Credit Agreement Amendment, the Further Agreement, the
Credit Agreement as amended and the Notes issued thereunder have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, (a) except to the extent that enforceability may be subject to limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) including, among others, limitations on the availability of equitable remedies; and (b) subject to applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or similar laws affecting creditors' rights generally as at the time in effect.

      5. The execution, delivery and performance by Pro-Fac of the Guaranty Amendment and the Further Agreement have been duly authorized by all necessary corporate action, do not require any stockholder approval, and do not and will not violate any provision of law or regulation or any provision of the charter or by-laws of Pro-Fac or result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien (other than pursuant to and under the Loan Documents as defined in the Credit Agreement) upon any of its properties, revenues or assets pursuant to, any material indenture or other material agreement or instrument to which Pro-Fac is a party or by which Pro-Fac or its Properties may be bound and which is known to us after duly diligent inquiry.

      6.     The Guaranty Amendment, the Further Agreement, and the
Pro-Fac Guaranty as amended have been duly executed and delivered by Pro-Fac and constitute the legal, valid, and binding obligations of Pro-Fac, enforceable in accordance with their terms, (a) except to the extent that enforceability may be subject to limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) including, among others, limitations on the availability of equitable remedies; and (b) subject to applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or similar laws affecting creditors' rights generally as at the time in effect.

      7. To our knowledge after duly diligent inquiry, there are no legal or arbitral proceedings, and no proceedings by or before any governmental or regulatory authority or agency, pending or threatened against the Borrower or Pro-Fac or any properties or rights of the Borrower or Pro-Fac which, if adversely determined, would have a material adverse effect on the financial condition or operation, or the business taken as a whole, of the Borrower or Pro-Fac.

      8. Except as required to perfect security interests and other liens, no authorizations, consents, approvals, licenses of, or filings or registrations with, any governmental or regulatory authority or agency are required in connection with the execution, delivery or performance by the Borrower of the Credit Agreement Amendment or the Further Agreement, or in connection with the execution, delivery or performance by Pro-Fac of the Pro-Fac Guaranty Amendment or the Further Agreement, or for the validity or enforceability thereof.

        We express no opinion except as to the federal laws of the United States of America and the laws of the State of New York. This opinion is solely for the benefit of you and your successors and assigns and may not be relied upon by any other person without our prior written consent. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                                 Very truly yours,

                          EXHIBIT 2

                [Form of Opinion of Counsel]


To the Banks and the Agent
Listed on Schedule A to this
Opinion


Greetings:

        We have acted as counsel to [name of Subsidiary] (the 'Company') in connection with the Security Agreement (the 'Security Agreement') and the Guaranty Agreement (the 'Guaranty Agreement'), each dated as of December
31, 1993 and granted by the Company and certain other subsidiaries of [Curtice-Burns or Pro-Fac, as appropriate] to the Banks signatory thereto as lenders (the 'Banks') and to The Chase Manhattan Bank, N.A., as Agent, providing security interests in certain assets of the Company as security for repayment for loans made by the Banks to Curtice-Burns Foods, Inc. and guarantying payment of such loans, respectively.

        In this connection, we have reviewed the Security Agreement and the Guaranty Agreement and originals or conformed copies of such corporate records, agreements and instruments of the Company, certificates of public officials and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed.

        Based upon the foregoing, we are of the opinion that:

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the __________ of ____________.

        2. The execution, delivery and performance by the Company of the Security Agreement and the Guaranty Agreement have been duly authorized by all necessary corporate action and shareholder action, and do not violate any provision of law or regulation or any provision of the charter or by-laws of the Company.

        3. The Security Agreement and the Guaranty Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, (a) except to the extent that enforceability may be subject to limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) including, among others, limitations on the availability of equitable remedies; and
(b) subject to applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or similar laws affecting creditors' rights generally as at the time in effect.

        We express no opinion except as to the laws of _______ and the __________ of __________. This opinion is solely for the benefit of you and your successors and assigns and may not be relied upon by any other person without our prior written consent. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                                 Very truly yours,

                               2